Schedule A

         to the Fund Accounting Agreement between The Victory Portfolios and BISYS Fund Services Ohio, Inc. Dated as of June 1, 1999.


1. Balanced Fund, Class A and G Shares
2. Convertible Securities Fund, Class A and G Shares
3. Diversified Stock Fund, Class A, B and G Shares
4. Growth Fund, Class A and G Shares
5. Equity Income Fund, Class A Shares
6. Established Value Fund, Class A and G Shares
7. Federal Money Market Fund, Investor and Select Shares
8. Financial Reserves Fund, Class A Shares
9. Fund for Income, Class A and G Shares
10. Gradison Government Reserves Fund, Class G Shares
11. Institutional Money Market Fund, Investor and Select Shares
12. Intermediate Income Fund, Class A and Class G Shares
13. International Growth Fund, Class A and G Shares
14. Investment Quality Bond Fund, Class A and G Shares
15. Lakefront Fund, Class A Shares
16. LifeChoice Conservative Investor Fund, Class A Shares
17. LifeChoice Growth Investor Fund, Class A Shares
18. LifeChoice Moderate Investor Fund, Class A Shares
19. Limited Term Income Fund, Class A Shares
20. Maine Municipal Bond Fund (Intermediate), Class A Shares
21. Maine Municipal Bond Fund (Short-Intermediate), Class A Shares
22. Michigan Municipal Bond Fund, Class A Shares
23. Nasdaq-100 Index Fund, Class A and G Shares
24. National Municipal Bond Fund, Class A and G Shares
25. National Municipal Bond Fund (Long), Class A Shares
26. National Municipal Bond Fund (Short-Intermediate), Class A Shares
27. New York Tax-Free Fund, Class A and G Shares
28. Ohio Municipal Bond Fund, Class A and G Shares
29. Ohio Municipal Money Market Fund, Class A Shares
30. Prime Obligations Fund, Class A Shares
31. Real Estate Investment Fund, Class A and G Shares
32. Small Company Opportunity Fund, Class A and G Shares
33. Special Value Fund, Class A and G Shares
34. Stock Index Fund, Class A and G Shares
35. Tax-Free Money Market Fund, Class A Shares
36. U.S. Government Obligations Fund, Investor and Select Shares
37. Value Fund, Class A and G Shares

Revised as of May 23, 2000